Exhibit 5.1

February 10, 2021 To: InMode Ltd. Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069206, Israel Ladies and Gentlemen:

We have acted as Israeli legal counsel to InMode Ltd. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), on or about the date of this letter to register an aggregate of 800,000 ordinary shares, NIS 0.01 par value (the “Shares”), of the Company, which will be issuable by the Company pursuant to the InMode Ltd. 2018 Incentive Plan (the “2018 Plan”).

We are familiar with the Registration Statement and the exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, certificates, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Association of the Company; (ii) the 2018 Plan; (iii) resolutions of the board of directors (the “Board”) of the Company and the committees thereof and its shareholders which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the issuance of the Shares (the “Resolutions”) and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the 2018 Plan, (iii) the Company receives the full consideration for the Shares as stated in the 2018 Plan and any applicable award agreement, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the ordinary shares of the Company, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefor in the manner provided in the 2018 Plan and any applicable award agreement, will be legally issued, fully paid and non-assessable by the Company.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name wherever it appears in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,
Primes, Shiloh, Givon, Meir – Law Firm